Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Life Protection, Inc. and Subsidiary
Grifton, North Carolina

We have audited the consolidated balance sheets of Life Protection, Inc. and Subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Life Protection, Inc. at December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $1,059,713, a net loss and net cash used in operations of $260,237 and $59,746, respectively, for the year ended December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Diego, California November 29, 2011	/s/ PKF PKF Certified Public Accountants A Professional Corporation

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS

Current assets:
Cash	$4,854	$774
Accounts receivable	107,638	-

Total assets	$112,492	$774

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,189	$-
Advances from officer	6,000	-

Total liabilities	57,189	-

Commitments and contingencies (Note 5)

Shareholders' Equity

Preferred stock, no par value, 100,000 shares authorized, no shares issued or outstanding	-	-
Common stock - Class A, no par value, 1,000,000 shares authorized, 1,000,000 and 800,250 issued and outstanding at December 31, 2009 and 2008, respectively	1,000,000	800,250
Common stock - Class B, no par value, 100,000 shares authorized, 77,000 shares issued and outstanding at December 31, 2009	77,000	-
Accumulated deficit	(1,059,713)	(799,476)
Total Life Protection, Inc. shareholders' equity	17,287	774
Noncontrolling interest in subsidiary	38,016	-
Total shareholders' equity	55,303	774

Total liabilities and shareholders' equity	$112,492	$774

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Operations
For The Years Ended December 31, 2009 and 2008

	2009	2008

Revenues	$392,390	$30,124

Cost of goods sold	282,833	-

Gross profit	109,557	30,124

Operating expenses:
Compensation	202,250	2,500
Selling, general and administrative	112,854	101,349

Total operating expenses	315,104	103,849

Loss before income taxes	(205,547)	(73,725)

Provision for income taxes	-	-

Net loss	(205,547)	(73,725)
Net income attributable to noncontrolling interest	(54,690)	-

Net loss attributable to Life Protection, Inc.	$(260,237)	$(73,725)

Net loss per share - basic and diluted	$(0.27)	$(0.10)

Weighted average number of shares outstanding during the period - basic and diluted	977,585	771,873

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Shareholders' Equity
For The Years Ended December 31, 2009 and 2008

	Common Shares					Non-
	Class A		Class B		Accumulated	controlling
	Shares	Amount	Shares	Amount	Deficit	Interest	Total

Balance, December 31, 2007	735,750	$735,750	-	$-	$(725,751)	$-	$9,999

Common stock issued for cash	62,000	62,000	-	-	-	-	62,000

Common stock issued for services	2,500	2,500	-	-	-	-	2,500

Net loss for the year ended December 31, 2008	-	-	-	-	(73,725)	-	(73,725)

Balance, December 31, 2008	800,250	800,250	-	-	(799,476)	-	774

Common stock issued for cash	37,500	37,500	37,000	37,000			74,500

Common stock issued for services	162,250	162,250	40,000	40,000			202,250

Noncontrolling interest investment in subsidiary						1,000	1,000

Distributions to noncontrolling interest						(17,674)	(17,674)

Net income (loss) for the year ended December 31, 2009					(260,237)	54,690	(205,547)

Balance, December 31, 2009	1,000,000	$1,000,000	77,000	$77,000	$(1,059,713)	$38,016	$55,303

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For The Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss attributable to Life Protection, Inc.	$(260,237)	$(73,725)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interest	54,690
Stock issued for services	202,250	2,500
Changes in operating assets and liabilities:
Accounts receivable	(107,638)	-
Accounts payable	51,189	-
Net cash used in operating activities	(59,746)	(71,225)

Cash flows from investing activities:
Proceeds from noncontrolling interest's investment in subsidiary	1,000	-
Net cash flows provided by investing activities	1,000	-

Cash flows from financing activities:
Advances from officer	6,000	-
Proceeds from the sale of common stock	74,500	62,000
Distributions made to noncontrolling interest	(17,674)	-
Net cash flows provided by financing activities	62,826	62,000

Net increase in cash	4,080	(9,225)

Cash at beginning of year	774	9,999

Cash at end of year	$4,854	$774

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:

Interest	$-	$-

Income taxes	$-	$-

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2009

Note 1 – Organization and going concern

Organization

Life Protection, Inc. (“Life Protection”) was incorporated in the State of North Carolina on August 30, 2006 to engage in the sales and distribution of training systems and products to the United States government and commercial enterprises.

On February 27, 2009, the Company formed a 50% owned subsidiary, LPI-R.O.A.D.HOUSE, LLC (“LPI-RH”), a North Carolina limited liability company to provide innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

The Company is headquartered in Grifton, North California and develops, designs and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation.  As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $1,059,713 as of December 31, 2009, a net loss and net cash used in operations of $260,237 and $59,746, respectively, for the year ended December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. No assurance can be given that the Company will be successful in these efforts.  On September 8, 2010, the Company became a wholly-owned subsidiary of GreenHouse Holdings, Inc.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) the valuation of share-based payments. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion.

Consolidation

The consolidated financial statements include the accounts of Life Protection and its 50% owned subsidiary, LPI-RH. All material intercompany balances have been eliminated in consolidation.

Accounts receivable

The Company grants unsecured credit to commercial and military customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At December 31, 2009 and 2008, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. At December 31, 2009 and 2008, the Company had no uncompleted contracts.

Income taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

The Company adopted the application of uncertain tax positions of ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009 and 2008, the Company does not have a liability for unrecognized tax uncertainties.

The Company's policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2009 and 2008, the Company has no accrued interest or penalties related to uncertain tax positions.

Net loss per common share

Net loss per common share is computed pursuant to ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. As of December 31, 2009 and 2008, there were no potentially dilutive share equivalents outstanding.

Stock-based compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

The Company does not have a stock option plan and has not granted any stock options or warrants as of December 31, 2009.

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of recent accounting pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these consolidated financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2009 through the date these consolidated financial statements were issued.

Note 3 – Advances from officer

During the year ended December 31, 2009, the Company received an unsecured advance of $6,000 from its Chief Executive Officer. The amount owing on the advance was $6,000 as of December 31, 2009.

Note 4 – Shareholders’ equity

Authorized capital

On June2, 2009, the Company’s Board of Directors authorized to increase the Company’s authorized common stock by adding a Class “B” designated common stock of 100,000 shares.  As of June 2, 2009, the Company’s authorized capital consists of:

Common stock, Class “A”, no par value	1,000,000 shares
Common stock, Class “B”, no par value	100,000 shares
Preferred stock, no par value	100,000 shares

Both classes of common stock, and the preferred stock, share equivalent voting and distribution rights.

Private offering of equity securities

During the year ended December 31, 2008, the Company issued 62,000 shares of common stock for a total of $62,000 ($1.00 per share) to various individuals in private placements.

During the year ended December 31, 2009, the Company issued 74,500 shares of common stock for a total of $74,500 ($1.00 per share) to various individuals in private placements.

Stock issued for services

During the year ended December 31, 2008, the Company issued 2,500 shares of its common stock to an individual for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $2,500 which is included in compensation expense in the consolidated statement of operations for the year ended December 31, 2008.

During the year ended December 31, 2009, the Company issued 202,250 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $202,250 which is included in compensation expense in the consolidated statement of operations for the year ended December 31, 2009.

Note 5 – Commitments and contingencies

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.  Pursuant to the agreement, the Company was required to pay to the other members a lump-sum payment of $115,000 upon the completion of, and collection on, a specific contract in progress, and after all contract vendors have been paid. This required payment was made during the second quarter of 2011.  As the specific contract was commenced in 2010 and completed during 2011, no liability for the lump-sum payment was recorded at December 31, 2009.  Additionally, the Company will be required to make payments of $50,000 each should two specific potential customer contracts be consummated.  As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

Note 6 – Income taxes

No provision for income tax was recorded for the years ended December 31, 2009 and 2008 as the Company had cumulative operating losses since inception.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Year Ended December 31,
	2009	2008

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

	December 31,
	2009	2008
Deferred income tax assets:

Net operating loss carry forwards	$183,000	$95,000
Valuation allowance	(183,000)	(95,000)

Net deferred income tax assets	$-	$-

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance increased by $88,000 and $25,000 for the years ended December 31, 2009 and 2008, respectively.

A reconciliation of the expected income tax at the federal statutory rate to the actual tax expense is as follows:

	For the Year Ended December 31,
	2009	2008

Expected income tax (benefit) at 34% statutory rate	$(88,000)	$(25,000)
Change in valuation allowance	88,000	25,000

Income tax expense	$-	$-

Federal net operating losses carried forward and available to offset future income tax at December 31, 2009 are approximately $539,000.  The net operating losses expire as follows:

December 31,
2026	$50,000
2027	155,000
2028	74,000
2029	260,000

$539,000

At December 31, 2009, the Company has approximately $539,000 of state net operating loss carry forwards that begin to expire in 2026.

Use of the Company's net operating loss carryforwards will be limited if a cumulative change in ownership of more than 50% occurs within any three year period.  The Company believes this has occurred as of September 2010.  The calculation limiting the use has not been completed.

Note 7 – Subsequent events

On February 25, 2010, the Company issued 16,750 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $16,750.

On June 28, 2010, the Company issued 6,000 shares of its common stock to its Chief Executive Officer (CEO) in conversion of the $6,000 advance owed to the CEO.

On June 28, 2010, the Company issued 19,000 shares of its preferred stock to a vendor for services rendered. The preferred stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $19,000.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation.  As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.